UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

KKR Private Equity Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56540	88-4368033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 750-8300
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

Transactional Net Asset Value

On October 21, 2026, the manager of KKR Private Equity Conglomerate LLC (the “Company”) determined the transactional net asset value, being the price at which sales and repurchases of the Company’s shares are made (the “Transactional Net Asset Value”), of the following classes of the Company’s shares as of September 30, 2026:

Class	Transactional Net Asset Value per Share
Class D Shares	$36.37
Class I-Series 1 Shares(1)	$36.69
Class S Shares	$35.97
Class U Shares	$35.96
Class R-D Shares	$36.39
Class R-I Shares	$36.67
Class R-U Shares	$35.66
Class F Shares	$39.36
Class G Shares	$39.36
Class H Shares	$39.36

(1) On July 2, 2026, (i) existing Class I Shares were redesignated as Class I-Series 1 Shares and (ii) Class I-Series 2 Shares, Class I-Series 3 Shares and Class I-Series 4 Shares were newly designated.

As of September 30, 2026, no Class R-S Shares, Class E Shares, Class I-Series 2 Shares, Class I-Series 3 Shares or Class I-Series 4 Shares were outstanding. The issuance price per share for Class I-Series 3 Shares is $25.00.

The Transactional Net Asset Value of the Company’s shares is also available on its website at www.kkrpec.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, and a comparison to Transactional Net Asset Value as of June 30, 2026, please see additional details included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Net Asset Value as of September 30, 2026 and June 30, 2026
104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR PRIVATE EQUITY CONGLOMERATE LLC

/s/ Sung Bum Cho
Date: October 21, 2026	Name: Sung Bum Cho
Title: General Counsel & Secretary
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